February 27, 2009

The Honorable Robert Menendez
United States Senate
317 Hart Senate Office Building
Washington, DC 20510-4305

Dear Senator Menendez:

Thank you again for meeting with me at your office on February 12, 2009, to discuss the progress Arbitron has made in our introduction of electronic audience measurement into the major United States radio markets.

I want to reiterate that Arbitron is committed to ensuring that all radio listeners are fully and fairly represented by our radio ratings services, and that we have been focused on that goal every day—for more than 40 years.

In my short time since joining Arbitron on January 12, 2009, as the new Chief Executive Officer, I have been in regular and frequent dialogue with our Portable People Meter™ (PPM™) customers, including members of the National Association of Black Owned Broadcasters and the Spanish Radio Association. I am committed to continue our focus on and to resolve satisfactorily the concerns of all of our PPM market customers in terms of the sample size, sample proportionality and sample quality of our PPM panels. I want to assure you that Arbitron is actively engaged in the continuous improvement of our PPM and Diary market services. Thanks to specific customer input, Arbitron is already making good progress on improvements in many operational areas. As an integral part of the company’s continuous improvement programs, Arbitron is on track to meet or exceed 100 percent of the settlement agreement criteria with the Attorney General of New Jersey and the Attorney General of the State of New York.

Please allow me to summarize the commitments and progress that Arbitron is making in our continuous improvement program for the PPM markets in more detail.

As a first step, Arbitron will provide all PPM markets with the benefit of many of the key methodological enhancements that we have committed to in our agreements with the attorneys general of New Jersey, New York and Maryland. While there will be some variation in metrics and milestones based on particulars of the local market environments, all of our PPM customers would be able to count on receiving enhancements to our PPM methodology in four key areas:

•	Cell-phone-only sampling

•	Address-based sampling

•	In-Tab compliance rates

•	Response metrics (Sample Performance Indicator or SPI)

In addition, customers in all PPM markets can expect to see increased transparency for more of the sample metrics of our PPM survey research, including the distribution of our sample by zip code and by cell phone status. We will also continue to share with all customers any current and future findings of the impact of nonresponse on the PPM service.

Arbitron intends to maintain its commitment to Media Rating Council® (MRC) accreditation in all PPM and Diary markets. Arbitron recognizes that the U.S. Congress inspired the formation of the MRC in order to secure for the media industry and related users audience measurement that is valid, reliable and effective. The Media Rating Council’s accreditation of Arbitron’s PPM radio ratings in Houston-Galveston and Riverside-San Bernardino stands as a testament to Arbitron’s commitment to transparency, accuracy and the delivery of high-quality audience measurement. MRC accreditation reaffirms Arbitron’s dedication to maintaining an industry-wide gold standard for audience measurement.

Beyond the progress that I have just outlined, we are also addressing specific matters of interest to the Spanish Radio Association, including country of origin, which I will review in this letter.

Finally, I would like to review some news highlights from PPM markets across the country. Broadcasters have recently converted two general-market formatted radio stations, one in Los Angeles and one in Dallas, to Spanish-language formats, and the early PPM ratings estimates indicate a promising start for the new Spanish station in Los Angeles.

Let me now address the commitments we are making to all of our customers, starting with the key methodological enhancements that we are extending to all PPM markets.

1: Extending our commitment to cell-phone-only sampling to all PPM markets

Arbitron will increase the sample target for cell-phone-only households in all PPM markets to an average of 15 percent by year-end 2010. In an interim step, the current target of 7.5 percent will be raised to 12.5 percent in PPM markets by year-end 2009. (Monthly milestones within each year will vary by market. Our latest cell phone research is indicating that markets such as Nassau-Suffolk and Middlesex-Somerset-Union have a cell-phone-only penetration that is significantly less than 15 percent.)

Arbitron has recognized from the beginning of the PPM service that coverage of cell-phone-only households is very important. Arbitron has been at the forefront of measuring cell-phone-only persons, including conducting the first survey ever in the United States that called cell phones in 2002. Our commitment to understanding how to measure cell-phone-only persons and households has been cited by leaders in the survey research industry.

This commitment to cell-phone-only sampling is important because Federal statistics show that Hispanics and Blacks are more likely to live in cell-phone-only households.

We believe that increasing the number of cell-phone-only households in our PPM samples will be an important element in our ongoing programs to enhance the participation of 18- to 34-year-olds by race and ethnicity. As the number of households that can be reached only by cell phone continues to grow, Arbitron plans to update its methodologies to better include this important segment of the population.

2: Cell-phone-only sampling plans for Diary markets

Arbitron is also committing to expanding cell-phone-only sampling to 151 Diary markets in Spring 2009 and to all Diary markets in the continental U.S., Alaska and Hawaii by Fall 2009. Arbitron also plans to use an address-based sample frame as the foundation of its cell-phone-only sample in Diary markets, while maintaining the effective random-digit-dial (RDD) sample frame for landline households.

3: Extending our commitment to address-based sampling to all PPM markets

In keeping with our national commitment to increase cell-phone-only sample, Arbitron is committing to the use of address-based sampling technique for at least 10 percent of its sampling efforts by late 2009 and for at least 15 percent of its recruitment efforts by the end of December 2010 in all PPM markets. (Again, monthly milestones within each year will vary by market.)

Because federal law prohibits auto-dialing wireless lines without consent from the called party, Arbitron, as a survey researcher, cannot efficiently use a random-digit-dial sample frame to expand cell-phone-only sampling in our PPM markets. That is why, effective with the March 2009 survey period, random-digit-dial, telephone-based sampling will be replaced with address-based sampling for cell-phone-only households.

This new method is more efficient than the manual dialing procedures we had been using and should allow us to substantially increase the number of cell-phone-only persons included in our panels.

We are also retaining the random-digit-dialing sampling method for landline homes because that approach enables telephone contact with a higher percentage of landline homes not listed in telephone directories. These unlisted landline households, which are more likely than listed ones to contain Hispanics, Blacks and young adults, are still best reached through a random-digit-dial frame. Their inclusion in the random-digit-dial frame, along with the additional recruitment contacts that a telephone-based method makes possible, can improve the overall representation of these groups in our PPM samples.

4: Extending our agreement for compliance metrics to all PPM markets

In our agreements with New Jersey, New York and Maryland, we committed to take all reasonable measures to achieve average In-Tab rates of at least 75 percent for all Persons aged 6 and older by specific dates and to work to minimize differential compliance (with differing metrics across local markets) for demographic subcategories comprising 10 percent or more of the population in a PPM market.

Arbitron is applying the agreed-upon 75 percent metric to all PPM markets. In addition, we are also implementing in all PPM markets many of the techniques and methods that we are using to minimize differential compliance rates in order to fulfill the terms of the New Jersey, New York and Maryland agreements. (Specific programs and techniques are being applied based on an individual market’s in-tab performance.)

5: Our commitment to enhancing Sample Performance Indicator (SPI)

In our agreements with New Jersey, New York and Maryland, Arbitron committed to set a target of 20 percent for the Sample Performance Indicator (SPI) by 2010. While we have set a target of 20 percent, we also agreed to take all reasonable measures to achieve certain interim minimums, such as 15 percent SPI level in mid-2009, 16 percent SPI in late 2009 and 17 percent SPI in 2010. (The precise milestones vary by market.)

SPI is a longitudinal measure that is used as a proxy for response metrics in electronic media panels for radio and television. No metric is more variable by local market than SPI; smaller markets tend to have higher SPI metrics than larger ones. The newest PPM markets, which were first recruited in 2008, have also received the benefit of our response rate and compliance programs starting with the very first recruitment contact. In these markets, SPI metrics are already above our commitments to New Jersey, New York and Maryland.

Based on the progress we are seeing in our response rate programs, we have informed the MRC that we hope to achieve a 21 percent SPI average across all PPM markets by the end of 2010.

Arbitron commitments to greater transparency

Our commitments to New Jersey, New York and Maryland do not stop with sampling, recruitment and compliance improvements. They include greater transparency in terms of information regarding PPM sample composition and other metrics of PPM services. We intend to provide additional information in all PPM markets that many of our clients have indicated they would find useful and that would help clients understand the strengths and limitations of PPM samples.

6: Understanding sample distribution by zip code reports

Going beyond the New Jersey, New York and Maryland agreements, we will provide in all PPM markets installation and in-tabulation data by individual zip code, along with market population data for Blacks, Hispanics and others (non-Black or non-Hispanic) for each individual zip code. We have also released a new and enhanced Web application, PD Advantage™ Web, which allows a station access to unweighted audience information for zip codes where 20 percent or more of the panelists report exposure to the station (subject to appropriate minimums over time).

7: Understanding how our sample is distributed by cell-phone-only status

Since cell-phone-only sampling is of vital interest to our customers, Arbitron will continue its practice of publishing the percentages of installed and In-Tab cell-phone-only sample in the front of all monthly Arbitron electronic PPM market reports.

8: Understanding the potential for nonresponse bias

While Arbitron has committed to complete a nonresponse bias study in the New York market by July 15, 2009, we intend for all PPM markets to benefit from the findings of that study. Arbitron has already conducted nonresponse studies in Houston-Galveston and Philadelphia, and has shared the results of the Philadelphia study at a research industry conference. In the case of the New York study, should the findings indicate any measurable statistical bias, Arbitron will inform all of our clients of the identified sources of that statistical bias in our PPM methodology and will take reasonable measures to address those sources.

9: Our ongoing commitment to MRC accreditation

Another important ongoing commitment is to obtain and maintain accreditation by the MRC in all of our PPM and Diary markets. While there are milestones in our agreements with New Jersey, New York and Maryland, that commitment to MRC accreditation extends to all PPM and Diary markets.

In my first month with the company, I have devoted a substantial amount of time in meetings with the MRC executive staff and Arbitron’s customers who serve on the MRC Radio Committee, as well as in internal company meetings related to MRC accreditation activities.

One positive outcome of our continued commitment is the January 2009 decision by the MRC to accredit the Arbitron PPM radio quarter-hour ratings data in Riverside-San Bernardino, California. Riverside-San Bernardino is a heavily Hispanic market, with Hispanics accounting for 46.7 percent of the population and Spanish-dominant Hispanics accounting for 21.5 percent of the market.

The accreditation in Riverside-San Bernardino demonstrates that our ‘Radio First’ methodology, which uses a telephone-based sampling and recruitment methodology that includes both landline and cell-phone-only households, can deliver audience estimates that can be accredited by the MRC. We are using the ‘Radio-First’ sampling methodology in PPM markets outside of Houston-Galveston.

Our goal now is to demonstrate that the sample quality initiatives we have committed to for all of our PPM markets will have a continuing positive impact, just as they have had in Riverside-San Bernardino.

Beyond the progress to date that I have just outlined, we are also addressing additional matters of importance to the Spanish Radio Association, including country of origin.

10: Country of origin

The option to see the current composition of the Hispanic sample by country of origin has been a topic of discussion with Hispanic broadcasters. We have already conducted zip code analyses by density of country of origin population in New York City specifically to address this concern. The long-term objective is to have this information available on an ongoing basis to provide a degree of assurance that the country of origin representation is reasonable and reflective of the proper mix of Hispanics in a given market.

We have worked in a collaborative effort with the leading researchers of the Spanish Radio Association to define a multistep process to achieve this goal.

Arbitron has conducted a test of three markets selected by the Spanish Radio Association (Houston-Galveston, Los Angeles and New York) to determine if asking the country of origin question during one of our regular status calls to PPM households would have an adverse impact on the PPM sample. Early results from the test are indicating that we will be able to collect and track country of origin without affecting the quality of the sample.

While full test results are pending, we don’t anticipate any significant roadblock to the implementation of country of origin in PPM markets with a significant Hispanic population.

News From PPM markets

At the same time that we are making improvements based on the input of our customers, our radio clients are also learning how to take advantage of the new PPM measurement system. We have seen changes in the ratings of many stations as programmers have made adjustments in the presentation of their programming. We have seen Urban radio come back in Houston-Galveston to consistently take the top spot. We have seen Spanish-language radio rise to number one in Dallas, which was not the case in the Diary service.

During the week of February 16, 2009, CBS Radio in Dallas replaced Rhythmic Adult Contemporary “Movin” KMVK-FM with a Spanish-language Hot Adult Contemporary format. Dallas now has a dozen PPM-rated Spanish-language radio stations, serving a market that is 15.7 percent Spanish dominant.

In Los Angeles in mid-January 2009, Entravision (to great public outcry) dropped the Anglo-focused Alternative format on KDLD-FM and switched the station to Mexican Regional. In a matter of a few weeks, ratings for “El Gato 103.1” increased by as much as three times.

On January 16, 2009, the radio trade publication Radio and Records published an article written by Latin editor Jackie Madrigal reviewing the steps that Spanish-language broadcasters are taking to get ready for the introduction of electronic measurement in future PPM markets.

Bobby Ramos, program director for Sun City Latin rhythm station KVIB-FM in Phoenix, is quoted: “You can actually see what drives a listener, whether it’s a song, DJ chatter or a commercial...learning how to use this system will begin to answer key questions, like what to do and what not to do and the rest is left to good, passionate programming.”

George Mier, program director for CBS Radio’s Spanish Tropical WYUU-FM in Tampa noted: “From a programming point of view, it [PPM] is a far more accurate reading than the Diary.”

On February 27, 2009, a Chicago Sun-Times article noted that “Another big winner since the advent of the portable people meter is WOJO-FM (105.1), the Hispanic station that jumped from fourth place in the last book to No. 2 in the January report among 25-to-54-year-olds. The station’s huge success underscores the importance of the city’s Hispanics—and their love for radio formatted to appeal to them. And never count out the urban adult contemporary format in Chicago, where it is obviously a draw...”

We believe these experiences and our commitment to continuous improvement point to the progress being made with PPM nationally.

I am very pleased to provide this progress report to you, and I wish to reiterate my commitment to addressing specific priorities of our customers regarding sample size, proportionality and related quality metrics. I welcome the opportunity to work with you and your staff, and look forward to keeping you fully apprised of our progress.

Sincerely,

Michael Skarzynski
President and Chief Executive Officer
Arbitron Inc.